UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14,  2014

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(Address of principal executive offices)

(561) 630-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On September 15, 2014, Bankrate, Inc. (the “Company”) announced that the Securities and Exchange Commission (the “SEC”) is conducting a non-public formal investigation relating to the Company’s financial reporting during 2012, with the principal focus on the quarters ending March 31, 2012 and June 30, 2012.    The investigation is examining three accruals of revenue totaling approximately $781,000 in the aggregate and two adjustments to reduce accrued expenses totaling approximately $850,000 in the aggregate.  All of these entries were made during the close process for the second quarter of 2012.  The investigation is also examining, among other things, (1) the timing and classification of additional entries relating to certain expenses, expense accruals and credits in the second quarter and other periods in 2012; (2) an entry originally made in the third quarter of 2011 establishing an allowance of $460,000 for anticipated customer credits in the Insurance business that was ultimately reversed in the first quarter of 2012; and (3) revenue and expense adjustments totaling $225,000 in May 2012 that were reversed in June 2012.  The investigation is examining whether accounting entries in these periods may have improperly impacted the Company’s reported results, including relative to market expectations at such time.

In connection with the examination of the matters described above and developments in the ongoing SEC investigation, on September 14, 2014, Bankrate’s Audit Committee, which is comprised entirely of independent outside directors, concluded that the Company’s previously issued financial statements for each of fiscal years 2011, 2012 and 2013 should no longer be relied upon pending the conclusion of a full internal review of these matters, which is ongoing.  The Audit Committee is retaining additional counsel and independent forensic accountants, who will be assisted in this review by the Company’s newly appointed interim Chief Financial Officer.  The Audit Committee has discussed the matters disclosed pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm.

The Company is providing documents and information in response to the SEC’s requests and is endeavoring to reach a resolution of the matter.

It is not possible to predict when matters relating to the SEC investigation or the internal review referenced above will be completed, the final outcome of the SEC investigation or internal review, and what if any actions may be taken by Bankrate or the SEC.

The press release attached as exhibit 99.1 is incorporated herein by reference.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Resignation of Edward J. DiMaria as Chief Financial Officer

On September 14, 2014, Edward J. DiMaria, the Company’s current Senior Vice President and Chief Financial Officer, resigned his position as Chief Financial Officer of the Company.  Mr. DiMaria will remain a Senior Vice President of the Company.  The press release attached as exhibit 99.1 is incorporated herein by reference.

(c)Appointment of Steven D. Barnhart as Interim Chief Financial Officer

The Company announced on September 15, 2014 the appointment of Steven D. Barnhart, age 52, as interim Chief Financial Officer, effective as of September 15, 2014 (the “Effective Date”).  Mr. Barnhart will report to Kenneth S. Esterow, the Company’s President and Chief Executive Officer.

In connection with his appointment, Mr. Barnhart entered into a letter agreement with the Company that provides for an initial term of six months (the “Initial Term”),  a monthly base salary of $62,500, and the grant of two restricted stock awards under the Company’s 2011 Equity Compensation Plan (the “Plan”).  The first restricted stock grant (the “Interim Period Grant”) will have an aggregate grant date value equal to $500,000 and will vest in twelve equal monthly installments on each of the first twelve monthly anniversaries of the Effective Date, subject to Mr. Barnhart’s continued employment with the Company through each such vesting date and to accelerated vesting upon certain terminations of employment.  The second restricted stock grant (the “Long-Term Grant”) will have an aggregate grant date value equal to $750,000 and will vest in five equal installments on each of the first five anniversaries of the date, if any, on which Mr. Barnhart is appointed Chief Financial Officer on a non-interim basis, subject to his continued employment through each such anniversary and to limited accelerated vesting upon certain terminations of employment.  The Long-Term Grant will be forfeited as of the first anniversary of the Effective Date if Mr. Barnhart has not been appointed Chief Financial Officer on a non-interim basis prior to that date.

Under the letter agreement, the Company may offer Mr. Barnhart the position of Chief Financial Officer on a non-interim basis at the end of the Initial Term, which offer, if extended, will be for a base salary of $425,000 per year, a target annual bonus opportunity equal to 75% of base salary (with a guaranteed bonus for 2015, subject to continued employment), and a target equity incentive grant for 2015 of $2.25 million, and will otherwise be on terms set forth in a form of employment agreement attached to the letter agreement.  If, however, the Company does not offer Mr. Barnhart the position on a non-interim basis or Mr. Barnhart does not accept the offer, he will continue to be employed for an additional six-month transitional period (the “Transitional Period”) during which time he may continue to serve as Interim Chief Financial Officer or in another transitional role at the Company’s discretion.  If, during the Initial Term or the Transitional Period, Mr. Barnhart’s employment is terminated by the Company without cause or his employment terminates at the end of the Transitional Period (other than as a result of him declining an offer to serve on a non-interim basis), he will be entitled, subject to his execution and non-revocation of a release of claims, to a lump-sum cash severance payment of $375,000 and the Interim Period Grant will become fully vested.  These severance benefits will generally not apply if Mr. Barnhart was offered the Chief Financial Officer position on a non-interim basis prior to the termination of his employment.

The letter agreement with Mr. Barnhart also contains customary confidentiality, nonsolicitation, and nondisparagement provisions.

The foregoing summary of the letter agreement with Mr. Barnhart is qualified in its entirety by reference to the terms of his letter agreement, a copy of which is filed as exhibit 10.1 hereto, and

is incorporated herein by reference.    The press release attached as exhibit 99.1 is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibits are filed herewith:

10.1Letter Agreement, dated September 14,  2014 by and between Bankrate, Inc. and Steven D. Barnhart

99.1Press Release dated September 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2014	BANKRATE, INC.
	By:	/s/ James R. Gilmartin
James R. Gilmartin VP, General Counsel

EXHIBIT INDEX

Number	Description

10.1	Letter Agreement, dated September 14, 2014, by and between Bankrate, Inc. and Steven D. Barnhart
99.1	Press Release, dated September 15, 2014